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                                                                   EXHIBIT 10.10


                       AMENDMENT TO EMPLOYMENT AGREEMENT


     This Amendment to Employment Agreement (the "Amendment"), dated as of the 23rd day of January, 2001 by and between COMFORCE Corporation ("COMFORCE") a Delaware corporation, and COMFORCE Operating, Inc. ("COI"), a Delaware corporation that is wholly-owned by COMFORCE (COMFORCE and COI are collectively referred to as the "Employer"), and Harry V. Maccarrone, a resident of the State of New York ("Employee").

                                   RECITALS:
                                   --------

     A. The parties entered into an Employment Agreement (the "Employment Agreement") dated as of January 1, 1999, pursuant to which Employer formalized the terms upon which Employee is employed by Employer.

     B. The parties desire to amend the Employment Agreement as herein provided.

     NOW, THEREFORE, in consideration of the promises and mutual obligations of the parties contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Section 2 of the Employment Agreement is hereby amended by changing the Initial Termination Date therein from December 31, 2001 to December 31, 2003.

     2. The first two sentences of Section 4(a) of the Employment Agreement are hereby amended in their entirety to read as follows:

       (a)          Base Salary. Employee's base compensation ("Base Salary")
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for all services to be performed hereunder shall be fixed at the annualized rate of $220,000 effective as of August 1, 2000 and continuing through December 31, 2000, and shall be fixed at the annualized rate of $250,000 effective as of January 1, 2001 and continuing through December 31, 2001, payable in accordance with the Employer's payroll practices for its officers. The Base Salary in effect at December 31, 2001 and at each December 31 thereafter during the term of this Agreement shall be increased, effective as of January 1 of the following year, by the greater of (i) seven percent (7%) or (ii) a percentage equivalent to the percentage increase of (a) the Price Index (as defined below) for the most recently available month at the time of each such increase over (b) the Price Index reported for the same month one year prior (such percentage increase calculated pursuant to this Section 4(a) is referred to herein as the "CPI Increase").

     3. Section 4(d) of the Employment Agreement is amended in its entirety to read as follows:

          (d)    Benefit and Deferred Compensation Plans
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             (i)    Medical, Dental and Pension Benefits.
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             Employee shall receive such incidental benefits of employment, such as medical and dental insurance, and pension plan participation as are provided generally to the Employer's other executive officers.

             (ii)   Continuation of Salary During Disability.
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             If Employee becomes disabled during the Term of Employment because of sickness, physical or mental disability, or for any other reason so that he is unable to perform his duties hereunder. Employer agrees to continue Employee's salary during such disability throughout the Term of Employment. These benefits may be provided in whole or in part by a policy of disability insurance.

             (iii)  Deferred Compensation Plan.
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          Notwithstanding anything to the contrary herein contained, this
  Agreement shall not be deemed to have terminated the deferred compensation plan of the Company that became effective in 1992, and the Company shall make all contributions to such plan in respect of the Employee as required thereby.

  4. All other provisions of the Employment Agreement shall remain in full force and effect.


     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above mentioned.


                                   COMFORCE CORPORATION

                                   By:_______________________________
                                      Its:

                                   COMFORCE OPERATING, INC.

                                   By:_______________________________
                                      Its:

                                   EMPLOYEE

                                   __________________________________
                                   Harry V. Maccarrone

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